Exhibit 99.1

Merrill Lynch & Co. Power & Gas Leaders Conference September 25 & 26, 2007

Table of Contents Forward Looking Statement 2 Generation Update 3 Coal Sources 4 Coal Sulfur Quality 5 Coal Hedging 6 Emission Allowances 7-8 Ohio Governor's Energy Proposal 9-10 DPL Legislative Strategy 11 DPL Rate Stabilization Plan 12 Looking Forward 13-14  Appendix Company Overview 15 Generation Assets 16-17 Operating Statistics 18-19 Earnings Per Share 20

Investor Relations Contact Joseph R. Boni III Vice President and Treasurer (937) 259-7230 joseph.boni@dplinc.com Notice Regarding Forward-Looking Statement Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this presentation that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, gas and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations, including the PJM to which DPL’s operating subsidiary has given control of its transmission functions; changes in DPL’s purchasing processes, delays and supplier availability; significant delays associated with large construction projects; growth in DPL’s service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

FGD (scrubbers) DPL’s early adoption of Chiyoda scrubber technology should result in scrubber projects below industry average on a cost per kW basis Generation Update Plant Name MW Capacity Project Status DPL Operated Projects Killen 412 FGD In-Service Stuart Units 3-4 418 FGD, BDC January 2008 Stuart Units 1-2 418 FGD, BDC Mid- 2008 Partner Operated Projects Miami Fort 8 180 FGD In-Service Miami Fort 7 180 FGD December 2007 Conesville 4 129 FGD, SCR April 2009 FGD Phase (Power Magazine 08/07) $/kW Operating $208 In-Service / Planned $319 In Construction $339 In Design $500 DPL Units $269

Fuel Update
Coal Sources

- Annual coal purchases at DPL owned plants:
  - Killen 1.3 million tons
  - Stuart 2.3 million tons
  - Hutchings 0.4 million tons
  - CCD Units 3.6 million tons
  - Total 7.6 million tons

CCD Units annual coal purchases	
-Beckjord	0.5 million tons
-Conesville	0.3 million tons
-East Bend	0.6 million tons
-Miami Fort 7	0.6 million tons
-Miami Fort 8	0.5 million tons
-Zimmer	1.1 million tons

- Historically purchased coal from Central Appalachian (CAPP) region at DPL operated units.
- FGD (scrubbers) upgrades allow use of more diversified mix at DPL operated plants, including CAPP, Northern Appalachian (NAPP) and Illinois Basin (ILB). Powder River Basin coal is uneconomic due to transportation costs.
- Estimate six to nine months testing period to determine optimal coal blend at DPL operated plants with scrubbers
  - Currently testing at Killen plant
    - Pre-scrubbers, burned 1.2lb compliance coal
    - Currently burning 1.5-1.7lb coal
    - Next month, test burning 4.0-5.0lb coal blend

DPL
Merrill Lynch Power & Gas Leaders Conference 4

Fuel Update Coal Sulfur Quality FGD Online Date Zimmer Current Operation East Bend Current Operation Killen y 2007 Miami Fort 8 May 2007 Miami Fort 7 November 2007 Stuart Oct 2007 - May 2008 Conesville April 2009 Killen - 1.09 Hutchings - 1.37 Stuart - 1.61 Beckjord - 2.02 Miami Fort - 2.23 Conesville - 4.91 East Bend - FGD - 5.15 Zimmer - FGD - 6.08 Plant Name - FGD (if operational) SO2 lbs per MMBtu for Coal Consumed Plants Shown on Capacity Basis 2006 Low ---------- SO2 Content Spectrum ---------- High 1.0 -----<=2.0 - >2.0----------- 3.5 ------------------------------------7.0 Stuart - FGD - 4.0 Miami Fort 8 - FGD - 5.0 Killen - FGD - 5.0 Zimmer - FGD - 6.0 Miami Fort 7 - FGD - 5.0 Hutchings - 1.6 Beckjord - 2.5 East Bend - FGD - 7.0 Conesville - 5.0 Aggressive Stuart - FGD - 2.0 Miami Fort 8 - FGD - 3.5 Miami Fort 7 - FGD - 3.5 Conesville - 4.0 Zimmer - FGD - 6.0 Hutchings - 1.6 Beckjord - 2.0 Killen - FGD - 2.5 East Bend - FGD - 6.0 Conservative

Coal Hedging Fuel Update Average cost per ton of hedged coal: 2007E 2008E Entire Generation Fleet $44.30 $47.84 81% 100% 58% 100% 25% 73% 15% 37% 0% 20% 40% 60% 80% 100% 2007 2008 2009 2010 Committed Coal Burn Percentage Hedged for Entire Generation Fleet Aug-06 Aug-07

SO2 Allowances Fuel Update 0 10,000 20,000 30,000 40,000 2006 2007 2008 Tons 25,403 33,441 26,426 Note: Includes banked allowances SO2: Projected Excess (Cumulative Tons)

0 200 400 600 800 1,000 2006 2007 2008 Tons NOX Allowances Fuel Update 787 604 178 Note: Includes banked allowances Seasonal NOx: Projected Excess (Cumulative Tons)

 Governor’s energy plan is very broad and the forthcoming details will clarify our views on that plan. Until then, we are evaluating the Governor’s plan against six key principles. First, we want to see a market-based pricing option maintained Governor’s proposal includes a market option, but we need more detail on how this option would be implemented Second, we seek reliable recovery mechanisms for plants that are needed to meet our customer’s electricity demand Governor’s plan gives utilities the option to develop an Electricity Security Plan. That concept is a step toward reliable recovery, but we need more clarity on implementation. Third, any solution should help support Ohio’s economic development efforts Governor’s plan strongly recognizes that. Regulatory Update Ohio Governor’s Energy Proposal

 Fourth, we want to see the development of viable energy and energy efficiency programs Governor’s plan proposes an advanced energy portfolio standard of 25% by 2025, with half coming from renewable energy Plan also proposes that 25% of future load growth be met by energy efficiency, also by 2025. Timing and targets proposed by the Governor seem aggressive. Fifth, we want price certainty for our customers and Company Price and revenue certainty starting with existing levels should be the outcome of new Electric Security Plans. Governor also has the goal of price certainty, but we need more specifics on how this will be accomplished. Sixth, PUCO authority must be expanded to resolve unanswered issues Governor’s plan expands PUCO authority, but the challenge for lawmakers will be to ensure that such authority is clear, balanced and appropriate. Regulatory Update Ohio Governor’s Energy Proposal (continued)

 We will work collaboratively with the Ohio Legislature, PUCO, consumer groups and other Ohio utilities to develop a long-term solution to Ohio’s energy requirements that balances the needs of our customers with providing our shareholders an appropriate return on their investment Recovery of cost + return on investment in existing generation (peakers), new generation, and repowering of existing generation Extension of RSP-like treatment or assurance of retail generation load Preservation of market based pricing option Straight pass through of carbon tax or other environmental related expenses Fuel cost recovery through fuel clause rider Regulatory Update DPL Legislative Strategy

DPL Rate Stabilization Plan 11% 16.4% 21.8% 27.2% 32.6% 11.0% = $76 million 5.4% = $37 million Residential generation discount = $7 million per year for 2006, 2007 and 2008 Potential Net Revenue $65M $100M $140M $210M $250M = Fuel = Environment (Avoidable by Shopping Customers) Regulatory Update 11% 11% 11% 11% 11% 5.4% 5.4% 5.4% 5.4% 0% 5% 10% 15% 20% 25% 30% 35% 2006 2007 2008 2009 2010

2008 Focus Complete FGD projects at DPL operated plants by mid-2008 Access to diversity of compliance and non-compliance coal Begin to see benefits of using higher sulfur coal in 2008 Continue improving Generation availability Timing of plant outages Length of outages Focus on commercial availability Invest in T&D to maintain system reliability Identify opportunities to deploy improving free cash flow to maximize shareholder value Develop demand side management offering to reduce peak load and enhance customer value Looking Forward

Why invest in DPL? Looking Forward Only Ohio electric utility with a rate stabilization plan through 2010 Low cost, coal-fired base load generation assets Early implementation of FGD (scrubbers) technology should result in below industry average cost per kW basis Positive free cash flow beginning in 2008 Stable investment grade credit profile Annual dividend of $1.04 per share providing an above average industry dividend yield of approximately 4% Positive dividend outlook

Company Overview Operations Dayton Power & Light principal subsidiary 3,750 MWs of generating assets 500,000 customers 6,000 square mile service territory in 24 counties in West Central Ohio Rate Stabilization Plan through 2010 Financial $1.4 billion in Revenue in 2006 $3.4 billion in Assets as of 6/30/07 $1.04 Dividend per common share Credit Ratings: DPL Inc. DP&L Fitch BBB+ A+ Moody’s Baa3 A3 S&P BBB- BBB+ 2007 Outlook $1.90 to $2.05 basic earnings per share 108 million basic shares outstanding $345 million in capital expenditures Appendix

Generation Assets Base Load Coal 2,875 MW Natural Gas/ Diesel 919 MW Total DPL Generation 3,794 MW Appendix DPL Generation Capacity Summary 75% 25% Base Load Coal Natural Gas/ Diesel

Generation Assets (continued) 179 548 192 365 186 360 207 129 839 424 365 DPL PORTION (MW) 67 18 43 2,711 1,543 2,509 1,319 693 5,264 2,857 408 TOTAL GENERATION ACTUAL 2006 (GWh) 1 110 62 2,403 1,219 2,129 1,363 760 5,503 2,821 653 TOTAL GENERATION PRO FORMA 2007 (GWh) 548 DPL 179 DPL Coal Units Natural Gas/ Diesel 1,300 DPL, Duke, AEP 192 DPL 600 DPL, Duke 1,000 DPL, Duke 414 DPL, Duke, AEP 780 DPL, Duke, AEP 2,397 DPL, Duke, AEP 633 DPL, Duke 365 DPL TOTAL PLANT CAPACITY (MW) OWNERSHIP UNITS Appendix Hutchings Killen Stuart Conesville, Unit 4 Beckjord, Unit 6 Miami Fort, Units 7 & 8 East Bend, Unit 2 Montpelier Zimmer Other Tait 1-7

Operating Statistics Appendix Six Months Ended June 30, Six Months Ended June 30, Six Months Ended June 30, 2007 2006 2007 2006 2007 2006 Customer Class Residential 262,317 $ 232,095 $ 2,771 2,507 94.67 $ 92.58 $ Commercial 155,762 144,299 1,937 1,831 80.41 78.81 Industrial 120,489 117,492 2,094 2,085 57.54 56.35 Other Retail 45,830 42,234 714 689 64.19 61.30 Total Retail 584,398 $ 536,120 $ 7,516 7,112 77.75 $ 75.38 $ Wholesale 87,103 67,942 1,678 1,500 51.91 45.29 Total Sales 671,501 $ 604,062 $ 9,194 8,612 73.04 $ 70.14 $ Electric Revenue ($ in thousands) Electric Sales (gWh) Average price per gWh

Operating Statistics (continued) Other Statistics: Six Months Ended June 30, 2007 2006 Electric customers at end of period 513,743 513,965 Average MWh use per residential customer 6.08 5.49 Plant Heat Rate 9,925 9,815 Equivalent Forced Outage Rate (EFOR %) 7.9% 6.5% Capacity Factor (%) 62.4% 67.0% Degree Days Heating 3,447 3,068 Cooling 346 206 As of August 31, 2007 2006 Peak Demand- maximum one hour use (MW) 3,300 3,240 Appendix Six Months Ended June 30, Six Months Ended June 30, Six Months Ended June 30, 2007 2006 2007 2006 2007 2006 Power Sources Internal Generation 153,789 $ 162,773 $ 7,754 8,334 19.83 $ 19.53 $ Purchase power 106,054 38,013 1,915 767 55.38 49.56 Line loss/ used in operations - - (475) (489) - - Total 259,843 $ 200,786 $ 9,194 8,612 28.26 $ 23.31 $ Cost of Sales ($ in thousands) Power Sources (gWh) Average cost per gWh

Earnings Per Share Appendix 2007 2006 2007 2006 Earnings from Continuing Operations 0.50 $ 0.20 $ 0.98 $ 0.63 $ Earnings from Discontinued Operations 0.04 $ -- 0.09 $ 0.07 $ Total Basic 0.54 $ 0.20 $ 1.07 $ 0.70 $ Average Basic Shares Outstanding 107.9 114.1 107.7 117.1 2007 2006 2007 2006 Earnings from Continuing Operations 0.45 $ 0.18 $ 0.88 $ 0.59 $ Earnings from Discontinued Operations 0.04 $ -- 0.08 $ 0.06 $ Total Diluted 0.49 $ 0.18 $ 0.96 $ 0.65 $ Average Diluted Shares Outstanding 119.5 123.4 119.4 126.3 Three Months Ended Six Months Ended June 30, June 30, Three Months Ended June 30, Six Months Ended June 30, (in millions) (in millions)

Merrill Lynch & Co. Power & Gas Leaders Conference September 25 & 26, 2007